OWNER TRUST PURCHASE AGREEMENT





                                     between


               PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION
                                    as Seller



                                       and


                  FLAGSHIP AUTO RECEIVABLES OWNER TRUST 1999-2
                                  as Purchaser




                          ----------------------------
                          Dated as of November 1, 1999
                          ----------------------------


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                                TABLE OF CONTENTS

                                                                            Page

                                    ARTICLE I
                                   DEFINITIONS

SECTION 1.1.    Definitions....................................................1
SECTION 1.2.    Usage of Terms.................................................3
SECTION 1.3.    Section References.............................................3
SECTION 1.4.    Action by or Consent of Noteholders............................3
SECTION 1.5.    No Recourse....................................................3

                                   ARTICLE II
                          CONVEYANCE OF THE AUTO LOANS
                         AND THE OTHER CONVEYED PROPERTY

SECTION 2.1.    Conveyance of the Auto Loans and the Other Conveyed
                Property.......................................................3

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

SECTION 3.1.    Representations and Warranties of Prudential as Seller.........4
SECTION 3.2.    Representations and Warranties of the Issuer as Purchaser......6

                                   ARTICLE IV
                             COVENANTS OF PRUDENTIAL

SECTION 4.1.    Protection of Title of the Issuer and the Trust................8
SECTION 4.2.    Other Liens or Interests.......................................9
SECTION 4.3.    Costs and Expenses.............................................9

                                    ARTICLE V
                                  MISCELLANEOUS

SECTION 5.1.    Liability of Prudential........................................9
SECTION 5.2.    [Reserved]....................................................10
SECTION 5.3.    Limitation on Liability of Prudential and Others..............10
SECTION 5.4.    Conveyance of the Auto Loans and the Other Conveyed Property
                to the Issuer.................................................10
SECTION 5.5.    Amendment.....................................................10
SECTION 5.6.    Notices.......................................................11
SECTION 5.7.    Merger and Integration........................................11
SECTION 5.8.    Severability of Provisions....................................11


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SECTION 5.9.    GOVERNING LAW.................................................12
SECTION 5.10.   Counterparts..................................................12
SECTION 5.11.   Nonpetition Covenant..........................................12
SECTION 5.12.   Assignment....................................................12
SECTION 5.13.   Third-Party Beneficiaries.....................................12
SECTION 5.14.   Successors and Assigns........................................12
SECTION 5.15.   Limitation of Liability.......................................13



SCHEDULE A      --           Schedule of Auto Loans
SCHEDULE B      --           Legal Proceedings

     OWNER TRUST PURCHASE AGREEMENT, dated as of November 1, 1999 (this "Agreement"), between Prudential Securities Secured Financing Corporation, a Delaware corporation, as seller ("Prudential") and Flagship Auto Receivables Owner Trust 1999-2, a trust, as purchaser (the "Issuer").

     WHEREAS, Flagship LLC has purchased the Auto Loans and the Other Conveyed Property from Flagship Credit Corporation pursuant to the Sales and Servicing Agreement.

     WHEREAS, Prudential has purchased the Auto Loans, the Other Conveyed Property and the rights of Flagship LLC under the Sales and Servicing Agreement from Flagship LLC.

     WHEREAS, Prudential will sell, transfer and assign its interest in the Auto Loans, the Other Conveyed Property and its rights under the Depositor Purchase Agreement to the Issuer pursuant to this Agreement, and the Issuer will pledge the Auto Loans and Other Conveyed Property to the Indenture Trustee pursuant to the Indenture.

     NOW, THEREFORE, in consideration of the mutual agreements contained herein, Prudential and the Issuer hereby agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

     SECTION 1.1. Definitions. Capitalized terms used but not defined herein shall have the meanings set forth in the Sales and Servicing Agreement (as defined below). Whenever capitalized and used in this Agreement, the following words shall have the following meanings:

     "Certificate" has the meaning assigned to that term in the Trust Agreement.

     "Flagship LLC" means Flagship Auto Loan Funding LLC 1999-II.

     "Other Conveyed Property" means, with respect to the Auto Loans:

               (i) all right, title and interest of Prudential in and to all monies received with respect to the Auto Loans after the Cut-off Date and all Actual Recovery Amounts received with respect to such Auto Loans after the Cut-off Date;

               (ii) all right, title and interest of Prudential in and to the security interests in the Financed Vehicles granted by Obligors pursuant to the Auto Loans and any other interest of Prudential in such Financed Vehicles, including, without limitation, the certificates of title related thereto;


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               (iii) all right, title and interest of Prudential in and to any proceeds from claims on any physical damage, credit life and credit accident and health insurance policies or certificates relating to the Financed Vehicles securing the Auto Loans or the Obligors thereunder;

               (iv) all right, title and interest of Prudential in and to related contracts, including third party contracts and dealer agreements;

               (v) all right, title and interest of Prudential in and to refunds for the costs of extended service contracts with respect to Financed Vehicles securing Auto Loans, refunds of unearned premiums with respect to credit life and credit accident and health insurance policies or certificates covering an Obligor or Financed Vehicle under an Auto Loan or his or her obligations with respect to a Financed Vehicle and any recourse to Dealers for any of the foregoing;

               (vi) the Loan File related to each Auto Loan;

               (vii) all amounts and property from time to time held in or credited to the Collection Account;

               (viii) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and Auto Loans, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing;

               (ix) the rights of Prudential under the Depositor Purchase Agreement, including (without limitation) the rights of Flagship LLC under the Sales and Servicing Agreement; and

               (x) the proceeds of any and all of the foregoing.

     "Purchaser" means Flagship Auto Receivables Owner Trust 1999-2.

     "Sales and Servicing Agreement" means the Sales and Servicing Agreement dated as of November 1, 1999 among Flagship LLC, Flagship Credit Corporation, as originator and servicer, the Issuer, the Indenture Trustee and the Back-up Servicer.

     "Seller" means Prudential Securities Secured Financing Corporation.


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


     "Trust Agreement" means the trust agreement, dated as of November 1, 1999, by and between Prudential Securities Secured Financing Corporation and First Union National Bank, relating to Flagship Auto Receivables Owner Trust 1999-2, as the same may be amended, supplemented, and/or restated in accordance with its terms.

     SECTION 1.2. Usage of Terms. With respect to all terms used in this Agreement, the singular includes the plural and the plural the singular; words importing one gender include the other gender; references to "writing" include printing, typing, lithography, and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement or the Sales and Servicing Agreement; references to Persons include their permitted successors and assigns; and the terms "include" or "including" mean "include without limitation" or "including without limitation."

     SECTION 1.3. Section References. All references to Articles, Sections, paragraphs, subsections, exhibits and schedules shall be to such portions of this Agreement unless otherwise specified.

     SECTION 1.4. Action by or Consent of Noteholders. Whenever any provision of this Agreement refers to action to be taken or consented to by Noteholders, such provision shall be deemed to refer to Noteholders of record as of the Record Date preceding the date on which such action is to be taken or consent given by Noteholders. Solely for the purposes of any action to be taken, or consented to by Noteholders, any Note registered in the name of Flagship Credit Corporation, Flagship LLC or any Affiliate thereof shall be deemed not to be outstanding; provided, however, that, solely for the purpose of determining whether the Indenture Trustee is entitled to rely upon any such action or consent, only Notes which the Indenture Trustee knows to be so owned shall be so disregarded.

     SECTION 1.5. No Recourse. No recourse may be taken, directly or indirectly, under this Agreement or any certificate or other writing delivered in connection herewith or therewith, against any stockholder, officer or director, as such, of Flagship Credit Corporation, Prudential, the Issuer or of any predecessor or successor of Flagship Credit Corporation, Prudential or the Issuer.

                                   ARTICLE II
                          CONVEYANCE OF THE AUTO LOANS
                         AND THE OTHER CONVEYED PROPERTY

     SECTION 2.1. Conveyance of the Auto Loans and the Other Conveyed Property.

     (a) Conveyance. Subject to the terms and conditions of this Agreement, Prudential hereby sells, contributes, transfers, assigns and otherwise conveys to the Issuer, without recourse (but without limitation of its obligations in this Agreement), and the Issuer hereby purchases and accepts,


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all right, title and interest of Prudential in and to the Auto Loans listed in
Schedule A and the Other Conveyed Property with respect thereto. It is the intention of Prudential and the Issuer that the transfer and assignment contemplated by this Agreement shall constitute a sale of the Auto Loans and the Other Conveyed Property from Prudential to the Issuer and the beneficial interest in and title to the Auto Loans and the Other Conveyed Property shall not be part of Prudential's estate in the event of the filing of a bankruptcy petition by or against Prudential under any bankruptcy law. If, notwithstanding the intent of Prudential and the Issuer, the transfer and assignment contemplated hereby is held not to be a sale and/or contribution, Prudential hereby grants a first priority security interest to the Issuer in the property conveyed pursuant to this Section 2.1(a), and this Agreement shall be construed so as to further such intent.

     (b) Auto Loans Purchase Amount. Simultaneously with the conveyance of the Auto Loans and the Other Conveyed Property with respect thereto by Prudential to the Issuer, on the Closing Date, the Issuer shall transfer to Prudential the Notes issued under the Indenture and the Certificates issued under the Trust Agreement.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

     SECTION 3.1. Representations and Warranties of Prudential as Seller. By its execution of this Agreement, Prudential makes the following representations and warranties on which the Issuer relies in purchasing the Auto Loans and the Other Conveyed Property with respect thereto and in pledging the Auto Loans and the Other Conveyed Property with respect thereto to the Indenture Trustee under the Indenture. Unless otherwise specified, such representations and warranties speak as of the Closing Date, but shall survive the sale, contribution, transfer and assignment of the Auto Loans and the Other Conveyed Property hereunder, and the subsequent pledge thereof by the Issuer to the Indenture Trustee under the Indenture. Prudential and the Issuer agree that the Issuer will pledge all of such interests to the Indenture Trustee, and that the Indenture Trustee will thereafter be entitled to enforce this Agreement directly against Prudential in the Indenture Trustee's own name on behalf of the Noteholders and the Insurer.

     (a) Organization and Good Standing. Prudential has been duly organized and is validly existing as a Delaware corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to acquire, own and sell the Auto Loans and the Other Conveyed Property transferred to the Issuer.

     (b) Due Qualification. Prudential is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications, in each case, except where failure to do so will not have a material adverse effect on Prudential or its ability to perform its obligations under this Agreement.


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


     (c) Power and Authority. Prudential has the power and authority to execute and deliver this Agreement and the Transaction Documents to which it is a party and to carry out its terms and their terms, respectively; Prudential has full power and authority to sell and assign the Auto Loans and the Other Conveyed Property to be sold and assigned to and deposited with the Issuer hereunder and has duly authorized such sale and assignment to the Issuer by all necessary corporate action; and the execution, delivery and performance of this Agreement and the Transaction Documents to which Prudential is a party have been duly authorized by Prudential by all necessary corporate action.

     (d) Valid Sale, Binding Obligations. This Agreement effects a valid sale, transfer and assignment of the Auto Loans and the Other Conveyed Property, enforceable against Prudential and creditors of and purchasers from Prudential; and this Agreement and the Transaction Documents to which Prudential is a party, when duly executed and delivered, shall constitute legal, valid and binding obligations of Prudential enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

     (e) No Violation. The consummation of the transactions contemplated by this Agreement and the Transaction Documents and the fulfillment of the terms of this Agreement and the Transaction Documents shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice, lapse of time or both) a default under the certificate of incorporation or by-laws of Prudential, or any indenture, agreement, mortgage, deed of trust or other instrument to which Prudential is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than the Transaction Documents, or violate any law, order, rule or regulation applicable to Prudential of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over Prudential or any of its properties.

     (f) No Proceedings. There are no proceedings or investigations pending or, to Prudential's knowledge, threatened against Prudential, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over Prudential or its properties (A) asserting the invalidity of this Agreement, the Notes or any of the Transaction Documents, (B) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the Transaction Documents, (C) seeking any determination or ruling that might materially and adversely affect the performance by Prudential of its obligations under, or the validity or enforceability of, this Agreement or any of the Transaction Documents, or (D) relating to Prudential and which might adversely affect the federal or state income, excise, franchise or similar tax attributes of the Notes.


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     (g) No Consents. No consent, approval, authorization or order of or declaration or filing with any governmental authority is required for the issuance or sale of the Notes or the consummation of the other transactions contemplated by this Agreement, except such as have been duly made or obtained.

     (h) Tax Returns. Prudential has filed on a timely basis all tax returns required to be filed by it and paid all taxes, to the extent that such taxes have become due.

     (i) Chief Executive Office. The chief executive office of Prudential is One New York Plaza, 14th Floor, New York, NY 10292.

     SECTION 3.2. Representations and Warranties of the Issuer as Purchaser. By its execution of this Agreement, the Issuer makes the following representations and warranties on which Prudential relies in selling, assigning, transferring and conveying the Auto Loans and the Other Conveyed Property to the Issuer hereunder. Unless otherwise specified, such representations and warranties speak as of the Closing Date, but shall survive the sale, contribution, transfer and assignment of the Auto Loans and the Other Conveyed Property hereunder, and the pledge thereof by the Issuer to the Indenture Trustee pursuant to the Indenture.

     (a) Organization and Good Standing. The Issuer has been duly organized and is validly existing as a trust in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to acquire, own and sell the Auto Loans and the Other Conveyed Property transferred hereunder.

     (b) Due Qualification. The Issuer is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications, in each case, except where failure to do so will not have a material adverse effect on the Issuer or its ability to perform its obligations under this Agreement.

     (c) Power and Authority. The Issuer has the power and authority to execute and deliver this Agreement and the Transaction Documents to which it is a party and to carry out its terms and their terms, respectively; the Issuer has full power and authority to acquire the Auto Loans and the Other Conveyed Property to be sold and assigned to and deposited with the Issuer by it; and the execution, delivery and performance of this Agreement and the Transaction Documents to which the Issuer is a party have been duly authorized by the Issuer by all necessary corporate action.

     (d) Valid Sale, Binding Obligations. This Agreement effects a valid sale, transfer and assignment of the Auto Loans and the Other Conveyed Property, enforceable against the Issuer and creditors of and purchasers from the Issuer; and this Agreement and the Transaction Documents to which the Issuer is a party, when duly executed and delivered, shall constitute legal, valid and


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


binding obligations of the Issuer enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

     (e) No Violation. The consummation of the transactions contemplated by this Agreement and the Transaction Documents and the fulfillment of the terms of this Agreement and the Transaction Documents shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice, lapse of time or both) a default under the Trust Agreement, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Issuer is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than the Transaction Documents, or violate any law, order, rule or regulation applicable to the Issuer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Issuer or any of its properties.

     (f) No Proceedings. There are no proceedings or investigations pending or, to the Issuer's knowledge, threatened against the Issuer, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Issuer or its properties (A) asserting the invalidity of this Agreement, the Notes or any of the Transaction Documents, (B) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the Transaction Documents, (C) seeking any determination or ruling that might materially and adversely affect the performance by the Issuer of its obligations under, or the validity or enforceability of, this Agreement or any of the Transaction Documents, or (D) relating to the Issuer and which might adversely affect the federal or state income, excise, franchise or similar tax attributes of the Notes.

     (g) No Consents. No consent, approval, authorization or order of or declaration or filing with any governmental authority is required for the issuance or sale of the Notes or the consummation of the other transactions contemplated by this Agreement, except such as have been duly made or obtained.

     (h) Tax Returns. The Issuer has filed on a timely basis all tax returns required to be filed by it and paid all taxes, to the extent that such taxes have become due.

     (i) Chief Executive Office. The chief executive office of the Issuer is at c/o First Union National Bank, One Rodney Square, 920 King Street, Wilmington, Delaware 19801.

In the event of any breach of a representation and warranty made by the Issuer hereunder, Prudential covenants and agrees that Prudential will not take any action to pursue any remedy that either may have hereunder, in law, in equity or otherwise, until a year and a day have passed since the date on which all Notes or other similar securities issued by the Trust, or another trust or similar vehicle


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formed by the Issuer, or any obligations, notes or other securities issued by the Issuer have been paid in full. Prudential and the Issuer agree that damages will not be an adequate remedy for such breach and that this covenant may be specifically enforced by the Issuer or by the Indenture Trustee on behalf of the Noteholders and the Insurer.

                                   ARTICLE IV
                             COVENANTS OF PRUDENTIAL

     SECTION 4.1. Protection of Title of the Issuer and the Trust.

     (a) Prudential shall execute, file, record and register such financing statements and cause to be executed, filed, recorded and registered such continuation and other statements or documents, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interests of the Issuer under this Agreement, and of the Trust and the Indenture Trustee under the Indenture and the Sales and Servicing Agreement, in the Auto Loans and the Other Conveyed Property, and in the proceeds thereof. Prudential shall deliver (or cause to be delivered) to the Issuer, the Owner Trustee, the Insurer and the Indenture Trustee file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recordation, registration or filing. If Prudential fails to perform its obligations under this subsection, the Issuer, the Owner Trustee or the Indenture Trustee may do so, at the expense of Prudential.

     (b) Prudential shall not change its name, identity or corporate structure in any manner that would make any financing statement or continuation statement filed by Prudential (or by the Issuer, the Trust or the Indenture Trustee on behalf of Prudential ) in accordance with Section 4.1(a) seriously misleading within the meaning of the applicable provisions of the UCC or any title statute, unless Prudential shall have given the Issuer, the Owner Trustee, the Insurer and the Indenture Trustee at least 30 days prior written notice thereof, and shall promptly file appropriate amendments to all previously filed financing statements and continuation statements.

     (c) Prudential shall give the Issuer, the Owner Trustee, the Insurer and the Indenture Trustee at least 30 days prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement. Prudential shall at all times maintain each office from which it services Auto Loans and its principal executive office within the United States of America.

     (d) If at any time Prudential proposes to sell, grant a security interest in, or otherwise transfer any interest in automotive receivables (other than the Auto Loans) to any prospective purchaser, lender or other transferee, Prudential shall give to such prospective purchaser, lender or other transferee computer tapes, records or print-outs (including any restored from backup archives) that, if they shall refer in any manner whatsoever to any Auto Loan, indicate clearly that such Auto


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Loan is owned by the Trust and pledged to the Indenture Trustee (unless such
Auto Loan has been paid in full or purchased).

     (e) Promptly after taking the foregoing actions described in Sections 4.1(b) or (c), Prudential shall deliver to the Indenture Trustee, the Insurer and the Owner Trustee an Opinion of Counsel either (i) stating that, in the opinion of such counsel, all financing statements and continuation statements have been executed and filed that are necessary to preserve and protect the interest of the Indenture Trustee in the Auto Loans and the Other Conveyed Property, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (ii) stating that, in the opinion of such counsel, no such action is necessary to preserve and protect such interest.

     SECTION 4.2. Other Liens or Interests. Prudential shall not (i) create, incur or suffer to exist, or agree to create, incur or suffer to exist, or consent to cause or permit in the future (upon the happening of a contingency or otherwise) the creation, incurrence or existence of any Lien on, or restriction on transferability of, the Auto Loans, except for the Lien in its favor, the Lien in favor of the Issuer, the Lien in favor of the Indenture Trustee for the benefit of the Noteholders and the Insurer and the restrictions on transferability imposed by the Transaction Documents or (ii) sign or file under the UCC of any jurisdiction any financing statement that names Prudential, Flagship LLC or the Issuer as a debtor, or sign any security agreement authorizing any secured party thereunder to file any such financing statement, with respect to the Auto Loans, except in each case any such instrument solely securing the rights and preserving its Lien, the Lien of the Issuer and the Lien of the Indenture Trustee, for the benefit of the Noteholders and the Insurer or as otherwise permitted under this Agreement or the Transaction Documents.

     SECTION 4.3. Costs and Expenses. Prudential shall pay all reasonable costs and disbursements in connection with the performance of its obligations hereunder and under the Sales and Servicing Agreement and its Transaction Documents.

                                    ARTICLE V
                                  MISCELLANEOUS

     SECTION 5.1. Liability of Prudential. Prudential shall be liable in accordance herewith only to the extent of the obligations of this Agreement specifically undertaken by Prudential and its representations and warranties.

     SECTION 5.2. [Reserved]

     SECTION 5.3. Limitation on Liability of Prudential and Others. Prudential and any director or officer or employee or agent of Prudential may rely in good faith on the advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement. Prudential shall not be under any obligation


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to appear in, prosecute or defend any legal action that is not incidental to its obligations under this Agreement and that in its opinion may involve it in any expense or liability.

     SECTION 5.4. Conveyance of the Auto Loans and the Other Conveyed Property to the Issuer. Prudential acknowledges that the Issuer intends, pursuant to the Indenture, to convey the Auto Loans and the Other Conveyed Property, together with its respective rights under this Agreement, to the Indenture Trustee on the date hereof. Prudential acknowledges and consents to such conveyance and waives any further notice thereof and covenants and agrees that the representations and warranties of Prudential contained in this Agreement, and the rights of the Issuer hereunder, are intended to benefit the Indenture Trustee, the Trust, the Noteholders and the Insurer. In furtherance of the foregoing, Prudential covenants and agrees to perform its duties and obligations hereunder in accordance with the terms hereof for the benefit of the Indenture Trustee, the Trust, the Insurer and the Noteholders and that, notwithstanding anything to the contrary in this Agreement, Prudential shall be directly liable to the Indenture Trustee, the Insurer and the Trust (notwithstanding any failure by the Servicer, the Backup Servicer or the Issuer to perform its duties and obligations hereunder or under the Sales and Servicing Agreement), and that the Owner Trustee and the Indenture Trustee may enforce the duties and obligations of Prudential under this Agreement against Prudential for the benefit of the Trust, the Noteholders and the Insurer, respectively.

     SECTION 5.5. Amendment.

     (a) This Agreement may be amended by Prudential and the Issuer without the consent of any of the Certificateholder or the Noteholders, but with the consent of the Insurer, (i) to cure any ambiguity, (ii) to correct or supplement any provisions in this Agreement or (iii) for the purpose of adding any provision to or changing in any manner or eliminating any provision of this Agreement or of modifying in any manner the rights of the Noteholders, provided, that any such action under this clause (iii) shall not, as evidenced by an Opinion of Counsel delivered to the Owner Trustee, the Indenture Trustee, the Insurer and each Rating Agency, adversely affect in any material respect the interests of the Noteholders or the Insurer.

     (b) This Agreement may also be amended from time to time by Prudential and the Issuer with the consent of the Insurer and a Note Majority (which consent of any Holder of a Note given pursuant to this Section 5.5(b) or pursuant to any other provision of this Agreement shall be conclusive and binding on such Holder and on all future Holders of such Note and of any Note issued upon the transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made upon the Note), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Noteholders; provided, however, that the Rating Agency Condition shall have been satisfied with respect to any such amendment prior to the execution thereof; and provided, further, that no such amendment shall (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Auto Loans, payments that shall be required to be made on any Note, the interest rate payable on any Note, or (ii) reduce the aforesaid percentage required to consent to any such amendment or any waiver hereunder, without the consent of the Holders of all Notes then outstanding.

     (c) Prior to the execution of any such amendment or consent under Section 5.5(a) or (b), Prudential shall furnish five days prior written notification of such amendment or consent to each Rating Agency and the Insurer.

     (d) Promptly after the execution of any such amendment or consent under
Section 5.5(b), the Indenture Trustee shall furnish a copy of such amendment or consent to the Insurer and each Noteholder.

     (e) It shall not be necessary for the consent of the Noteholders pursuant to Section 5.5(b) to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by the Noteholders shall be subject to such reasonable requirements as the Indenture Trustee may prescribe.

     SECTION 5.6. Notices. All demands, notices and communications under this Agreement shall be in writing, personally delivered or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt at the address set forth in Section 9.4 of the Sales and Servicing Agreement. Any notice required or permitted to be mailed to a Noteholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Note Register, and any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Noteholder receives such notice.

     SECTION 5.7. Merger and Integration. Except as specifically stated otherwise herein, this Agreement, the Sales and Servicing Agreement and the Transaction Documents set forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement, the Sales and Servicing Agreement and the Transaction Documents. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

     SECTION 5.8. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

     SECTION 5.9. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND THE

OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES UNDER THIS AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     SECTION 5.10. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

     SECTION 5.11. Nonpetition Covenant. Until one year and one day following the payment in full of all amounts due in respect of the Notes, neither Prudential nor the Trust shall petition or otherwise invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the other party, Flagship LLC or Flagship Special Member, Inc. under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer.

     SECTION 5.12. Assignment. Notwithstanding anything to the contrary contained in this Agreement, except as provided in the Transaction Documents, this Agreement may not be assigned by Prudential or the Issuer.

     SECTION 5.13. Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Except as otherwise provided in this Article V, no other Person shall have any right or obligation hereunder except that the Insurer and the Indenture Trustee shall be express third party beneficiaries of this Agreement entitled to enforce the provisions hereof as if each were a party hereto. Nothing in this Agreement, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and permitted assigns, any benefit or any legal or equitable right, remedy or claim under this Agreement.

     SECTION 5.14. Successors and Assigns. This Agreement shall be binding upon the parties hereof and their respective successors and assigns, and shall inure to the benefit of and be enforceable by the parties hereof and their respective successors and assigns permitted hereunder. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of the Trust, the Indenture Trustee, the Insurer and the Noteholders and their respective permitted successors and assigns, if any. Any request, notice, direction, consent, waiver or other instrument or action by any Noteholder shall bind its successors and assigns.

     SECTION 5.15. Limitation of Liability. Notwithstanding any other provision herein or elsewhere, this Agreement has been executed and delivered by First Union National Bank, not in its individual capacity, but solely in its capacity as Owner Trustee of Flagship Auto Receivables Owner Trust 1999-2 (the "Trust"), in no event shall First Union National Bank have any liability (except with respect to its own grossly negligent action or failure to act) in respect of the representations, warranties, or obligations of the Trust hereunder or under any other document, as to all if which recourse shall be had solely to the assets of the Trust, and for all purposes of this Agreement and each other document, First Union National Bank shall be entitled to the benefits of the Amended and Restated Trust Agreement of the Trust.

     IN WITNESS WHEREOF, the parties have caused this Owner Trust Purchase Agreement to be duly executed by their respective officers, effective as of the day and year first above written.

                                                PRUDENTIAL SECURITIES SECURED
                                                FINANCING CORPORATION, as Seller



                                                By:
                                                   -----------------------------
                                                   Name:
                                                   Title:



                                                FLAGSHIP AUTO RECEIVABLES OWNER
                                                TRUST 1999-2, as Purchaser

                                                By:  FIRST UNION NATIONAL BANK,
                                                     not in its individual
                                                     capacity, but solely as
                                                     Owner Trustee


                                                By:
                                                   -----------------------------
                                                   Name:
                                                   Title:

                                                                      SCHEDULE A



                             SCHEDULE OF AUTO LOANS



                       On file with the Indenture Trustee.

                                                                      SCHEDULE B

                                LEGAL PROCEEDINGS

                                      None.

























                                       B-1